                                                                    Exhibit 99.6

                           THIRD AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 22, 2000 (this "AGREEMENT"), is by and among CENTURY BUSINESS SERVICES, INC., a Delaware corporation (the "COMPANY"), the Lenders party to the Credit Agreement referred to below (the "LENDERS"), BANK OF AMERICA, N.A. as agent (the "AGENT"), and FLEET NATIONAL BANK, BANK ONE, MICHIGAN, LASALLE BANK NATIONAL ASSOCIATION AND PNC BANK, NATIONAL ASSOCIATION, each as Co-Agent (the "CO-AGENTS").

                                    RECITALS:

         WHEREAS, the Company, Agent, Co-Agents and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 3, 1997, as amended and restated as of August 10, 1998, as amended and restated as of August 24, 1999 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, the Company, Agent, Co-Agents and the Lenders wish to amend the Credit Agreement in certain respects as set forth herein, subject to the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         SECTION 1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Credit Agreement.

         SECTION 2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

                (a) THE DEFINITIONS OF "APPLICABLE MARGIN," "CHANGE OF CONTROL," "EBIT," "EBITDA" AND "INTEREST COVERAGE RATIO" IN ARTICLE I OF THE CREDIT AGREEMENT ARE HEREBY AMENDED BY DELETING SAID DEFINITIONS IN THEIR ENTIRETY AND INSERTING THE FOLLOWING IN LIEU THEREOF:

                  "APPLICABLE MARGIN" shall mean on any date the applicable percentage set forth below based upon the Level as shown in the Compliance Certificate then most recently delivered to the Lenders:

                   Revolving Loans                       Letters of Credit
                   ---------------                       -----------------
                    Base        Offshore                                                     Commitment
       Level        Rate           Rate          Non-financial          Financial                Fee
       -----        ----       -----------       -------------          ---------               ----
         I         1.125%        2.375%             1.1875%               2.375%                .45%
        II         1.000%        2.125%             1.0625%               2.125%                .40%
       III          .875%        1.875%              .9375%               1.875%                .35%
        IV          .625%        1.625%              .8125%               1.625%                .30%


         ; PROVIDED HOWEVER that, (i) for the period from the date of the Third Amendment to and including the date of the delivery of the Compliance Certificate for the period ending December 31, 2000, the Applicable Margin shall be deemed to be Level I and (ii) if the Company shall have failed to deliver to the Lenders by the date required hereunder any Compliance Certificate pursuant to SECTION 7.02(b), then from the date such Compliance Certificate was required to be delivered until the date of such delivery the Applicable Margin shall be deemed to be Level I. Each change in the Applicable Margin shall take effect with respect to all outstanding Loans on the third Business Day immediately succeeding the day on which such Compliance Certificate is received by the Agent. Notwithstanding the foregoing, no reduction in the Applicable Margin shall be effected if a Default or an Event of Default shall have occurred and be continuing on the date when such change would otherwise occur, it being understood that on the third Business Day immediately succeeding the day on which such Default or Event of Default is either waived or cured (assuming no other Default or Event of Default shall be then pending), the Applicable Margin shall be reduced (on a prospective basis) in accordance with the then most recently delivered Compliance Certificate.

                  "CHANGE OF CONTROL" means (a) any Person or any two or more Persons (in each case other than a Person that is a stockholder of the Company as of the date of this Agreement) acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of capital stock of the Company (or other securities convertible into such capital stock) representing 25% or more of the combined voting power of all capital stock of the Company entitled to vote in the election of directors, other than capital stock having such power only by reason of the happening of a contingency, or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Company's board of directors (together with any new directors whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reasons other than death or disability to constitute a majority of the directors then in office, or
         (c) during any period of twelve consecutive calendar months (other than pursuant to a disposition permitted pursuant to SECTION 8.02), the ceasing of more than 25% of the individuals who hold an office possessing the title Regional Directors or Local Directors Senior Vice President, Executive Vice President or such title that ranks senior thereto of the Company and the Company's direct Subsidiaries (collectively, "KEY MANAGEMENT"), on the first day of each such period to be part of the Key Management of the Company and its Subsidiaries taken as a whole.

                  "EBIT" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) Net Income (or net loss) for such period PLUS (b) all amounts treated as expenses for interest to the extent included in the determination of such Net Income (or loss), PLUS (c) all accrued taxes on or measured by income to the extent included in the determination of such Net Income (or loss); PROVIDED, HOWEVER, that Net Income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains; and PROVIDED FURTHER, that for purposes of determining compliance with SECTION 8.17,
         (x) for any period which includes the fourth fiscal quarter of the Company's 1999 fiscal year, there shall be excluded in determining EBIT any non-recurring restructuring expense recorded in such fiscal quarter to the extent excluded from the determination of Net Income, PROVIDED, that such restructuring expenses shall not be in excess of $36,400,000,
         (y) for any period which includes the fourth fiscal quarter of the Company's 1999 fiscal year or the first, second or third fiscal quarter of the Company's 2000 fiscal year, there shall be excluded in determining EBIT any charges recorded in such fiscal quarter relating to the loss on the sale or transfer of any Insurance Subsidiary to the extent excluded from the determination of Net Income, PROVIDED, that the aggregate amount of such charges shall not exceed $10,321,556 and
         (z) EBIT for any periods occurring after January 1, 2000 through March 31, 2001 shall be determined as above, PLUS all amounts treated as expenses for the amortization of intangibles of any kind to the extent included in the determination of Net Income based on a fifteen (15) year amortization schedule.

                  "EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) the Net Income (or net loss) for such period PLUS
         (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent included in the determination of such Net Income (or loss), PLUS (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); PROVIDED, HOWEVER, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains; and PROVIDED FURTHER, that for purposes of determining compliance with SECTION 8.16,
         (x) for any period which includes the fourth fiscal quarter of the Company's 1999 fiscal year, there shall be excluded in determining EBITDA any non-recurring restructuring expense recorded in such fiscal quarter to the extent excluded from the determination of Net Income, PROVIDED, that such restructuring expenses shall not be in excess of $36,400,000 and (y) for any period which includes the fourth fiscal quarter of the Company's 1999 fiscal year or the first, second or third fiscal quarter of the Company's 2000 fiscal year, there shall be excluded in determining EBITDA any charges recorded in such fiscal quarter relating to the loss on the sale or other transfer of any Insurance Subsidiary to the extent excluded from the determination of Net Income, PROVIDED, that the aggregate amount of such charges shall not exceed $10,321,556.

                  (b) ARTICLE I OF THE CREDIT AGREEMENT IS AMENDED BY INSERTING THE FOLLOWING DEFINITIONS IN ALPHABETICAL ORDER:

                  "ELIGIBLE RECEIVABLES" means (i) at any time on or prior to March 31, 2001, (x) WIP of each such Person less than or equal to 120 days plus (y) the total face of the trade receivables less than or equal to 120 days (related to the sale of goods and services other than to affiliates of the Company) of the Company and its Wholly Owned Subsidiaries which are a party to a Security Agreement, calculated in accordance with GAAP, consistently applied, and (ii) at any time thereafter, (x) work-in-progress of each such Person less than or equal to 90 days plus (y) the total face of the trade receivables less than or equal to 90 days (related to the sale of goods and services other than to affiliates of the Company) of the Company and its Wholly Owned Subsidiaries which are a party to a Security Agreement, calculated in accordance with GAAP, consistently applied.

                  "ELIGIBLE RECEIVABLES RATIO" means, as of the last Business Day of each calendar month, the ratio of (a) Eligible Receivables as of such date to (b) the outstanding principal amount of Loans as of such date.

                  "NET PROCEEDS" means the sum of cash or readily marketable cash equivalents received (including by way of a cash generating note or discounting of a note or receivable when received in cash, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to the properties or assets so disposed of or received in any other non-cash form) therefrom, whether at the time of such disposition or subsequent thereto (but, in the case of amounts received subsequent thereto, excluding interest on such amounts), net all federal, state, local and other taxes required to be accrued as a liability as a consequence of such transaction.

                  "SPECIFIED ASSET SALE" means each Asset disposition described in Schedule A to the Third Amendment.

                  "SPECIFIED JOINT VENTURE" means each Joint Venture described on Schedule B to the Third Amendment.

                  "THIRD AMENDMENT" means the Third Amendment to the Amended and Restated Credit Agreement, dated as of September 22, 2000.

                  (c) ARTICLE II OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY
(i) REDESIGNATING SECTION 2.05 AS "VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS; MANDATORY REDUCTION OF COMMITMENTS", (ii) REDESIGNATING SECTION
2.05 AS CLAUSE (a) OF SECTION 2.05 AND (iii) ADDING THE FOLLOWING NEW CLAUSE (b) TO SECTION 2.05:

                           "(b) On the date of receipt thereof by the Company or
                  any of its Subsidiaries, the Company shall permanently reduce the Revolving Loan Commitment by an amount equal to (x) 100% of the Net Proceeds received by any such Person from the sale or other disposition of an Insurance Subsidiary (including any sale of any asset of an Insurance Subsidiary) and (y) 75% of the Net Proceeds from any Specified Asset Sale or any other Disposition".

                  (d) ARTICLE VII OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY DELETING CLAUSE (f) OF SECTION 7.02 IN ITS ENTIRETY AND INSERTING THE FOLLOWING NEW CLAUSE (f):

                           "(f) ACCOUNT RECEIVABLE AGING REPORT. Within thirty
                  (30) days after the end of each calendar month (commencing with the calendar month ended August 31, 2000), an account receivable aging report (the "Account Receivable Aging Report") of the Company by business region. Each Account Receivable Aging Report shall include such detail as the Agent may reasonably require (including, without limitation, information relating to compliance with Section 8.18) and shall be signed by the president or the chief financial officer or treasurer of the Company; and".

                  (e) ARTICLE VIII OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY:

                      (i) DELETING SECTION 8.02 IN ITS ENTIRETY AND INSERTING THE FOLLOWING IN LIEU THEREOF:

                           "8.02 DISPOSITION OF ASSETS. The Company shall not,
                  and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                                (a) dispositions of inventory, or used, worn-out
                           or surplus equipment (including, without limitation, demonstration or pilot plants), all in the ordinary course of business;

                                (b) the sale of equipment to the extent that
                           such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

                                (c) dispositions of Investments and insurance
                           contracts by any Insurance Subsidiary in the ordinary course of business;

                                (d) the sale of the capital stock of, or any
                           asset of, an Insurance Subsidiary;

                                (e) each Specified Asset Sale; PROVIDED that
                           such specified Asset Sale is completed on or prior to June 30, 2001, PROVIDED however, that in the case of a Specified Asset Sale of an Insurance Subsidiary, such Sale is completed on or prior to October 31, 2000; and

                                (f) dispositions not otherwise permitted
                           hereunder which are made for fair market value; PROVIDED that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than 80% of the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the

                           Company and its Subsidiaries, together, shall not exceed (x) 5% of the net tangible assets of the Company and its Subsidiaries on a consolidated basis during any twelve month period with net tangible assets to be measured as of the beginning of such period, and (y) 15% of the net tangible assets of the Company and its Subsidiaries on a consolidated basis during the term of this Agreement, with net tangible assets to be measured as of the Closing Date";

                      (ii) DELETING CLAUSE (d) OF SECTION 8.04 IN ITS ENTIRETY AND INSERTING THE FOLLOWING IN LIEU THEREOF:

                           "(d) Investments, subject to SECTION 8.09, incurred
                  in order to consummate Acquisitions otherwise permitted herein, PROVIDED that in the event that the Leverage Ratio, both before and after giving effect to such Acquisition, is at any time more than 1:25:1.0, any such Acquisition shall not be permitted without the prior written approval of the Majority Lenders;";

                      (iii) INSERTING THE FOLLOWING TO THE END OF SECTION 8.09:

                      "; and PROVIDED FURTHER, that each Specified Joint Venture shall be permitted"; and

                      (iv) deleting Section 8.15 in its entirety and inserting the following in lieu thereof:

                      "8.15 MINIMUM NET WORTH. The Company shall not permit its Consolidated Net Worth at any time (a) for the period from and including the Closing Date to but excluding the last day of the fiscal quarter ended on June 30, 2000, to be less than $512,000,000, and (b) for the period from and including the last day of the fiscal quarter ended on June 30, 2000 and thereafter, to be less than an amount equal to the sum of (x) $512,000,000 PLUS (y) 70% of the Company's positive Net Income, if any, for each such fiscal quarter PLUS (2) an amount equal to 100% of the net cash and non-cash proceeds of any equity securities issued by the Company after the date of the Third Amendment."; and

                      (iv) INSERTING THE FOLLOWING AS A NEW SECTION 8.18:

                           "8.18 ELIGIBLE RECEIVABLES RATIO. The Company shall not permit, at any time, its Eligible Receivables Ratio as of the end of any calendar month to be less than (i) for each calendar month ended on or prior to September 30, 2000, .85:1.0, PROVIDED, that in the event that all of the Insurance Subsidiaries and/or all of each Insurance Subsidiary's assets are sold on or prior to September 30, 2000, then such ratio shall be determined pursuant to clause (ii) of the definition of Eligible Receivables contained herein, and (ii) for each calendar month thereafter, 1.0:1.0."

                  (f) EXHIBIT C OF THE CREDIT AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS SET FORTH ON EXHIBIT A HERETO.

         SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective upon the date (the "EFFECTIVE DATE") each of the following conditions have been satisfied:

                  (a) EXECUTION AND DELIVERY. The Company and the Majority Lenders shall have executed and delivered this Agreement.

                  (b) NO DEFAULTS. No Default or Event of Default under the Credit Agreement (as amended hereby) shall have occurred and be continuing.

                  (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement, the Credit Agreement (as amended hereby) and the other Loan Documents shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty expressly refers to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

                  (d) AMENDMENT FEE. The receipt by the Agent, for distribution to the relevant Lender, from the Company of an amendment fee payable to each Lender executing this Amendment in an amount equal to .15% of such Lender's Revolving Loan Commitment.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

                  (a) The Company represents and warrants (i) that it has full power and authority to enter into this Agreement and perform its obligations hereunder in accordance with the provisions hereof, (ii) that this Agreement has been duly authorized, executed and delivered by such party and (iii) that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

                  (b) The Company represents and warrants that the following statements are true and correct:

                      (i) The representations and warranties contained in the
                  Credit Agreement and each of the other Loan Documents are and will be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

                      (ii) No event has occurred and is continuing or will
                  result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default.

                      (iii) The execution, delivery and performance of this
                  Agreement by the Company do not and will not violate its respective certificate or articles of incorporation or by-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject.

                      (iv) No authorization or approval or other action by, and
                  no notice to or filing or registration with, any governmental authority or regulatory body is required in connection with its execution, delivery and performance of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

        SECTION 5. REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT.

                  (a) On and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents (the "ANCILLARY DOCUMENTS") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except as specifically amended above, the Credit Agreement, the Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver (except as specifically waived above) of any right, power or remedy of the Lenders or the Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

         SECTION 6. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

         SECTION 8. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

                           [signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date above first written.

                             CENTURY BUSINESS SERVICES, INC.


                             By /s/ Jerome P. Grisko, Jr.
                                ---------------------------------------------
                                Name: Jerome P. Grisko, Jr.
                                Title:  President & Chief Operating Officer

                             BANK OF AMERICA, N.A., as Agent


                             By /s/ Kristine D. Hyde
                                ---------------------------------------------
                                Name: Kristine D. Hyde
                                Title:  Vice President


                             BANK OF AMERICA, N.A., Individually as a
                             Lender and as the Issuing Bank


                             By /s/ Jennifer L Gerdes
                                ---------------------------------------------
                                Name: Jennifer L. Gerdes
                                Title: Vice President

                             FLEET NATIONAL BANK, as a Co-Agent and
                             individually as a Lender


                             By /s/ Walter J. Marillo
                                ---------------------------------------------
                                Name: Walter J. Marillo
                                Title:  Director

                             BANK ONE, MICHIGAN, as a Co-Agent and
                             individually as a Lender


                             By /s/ William J. McCaffrey
                                ---------------------------------------------
                                Name: William J. McCaffrey
                                Title:  First Vice President

                             LASALLE BANK NATIONAL ASSOCIATION, as a Co-Agent and individually as a Lender


                             By /s/ David A. Chaika
                                ---------------------------------------------
                                Name: David A. Chaika
                                Title:  Assistant Vice President

                             PNC BANK, NATIONAL ASSOCIATION, as a Co-
                             Agent and individually as a Lender


                             By /s/ Bryon A. Pike
                                ---------------------------------------------
                                Name: Bryon A. Pike
                                Title:  Vice President

                             COMERICA BANK


                             By /s/ Jeffrey J. Judge
                                ---------------------------------------------
                                Name: Jeffrey J. Judge
                                Title:  Vice President

                             FIFTH THIRD BANK, NORTHEASTERN OHIO


                             By /s/ David J. Williams
                                ---------------------------------------------
                                Name: David J. Williams
                                Title:  Vice President

                             HUNTINGTON NATIONAL BANK


                             By /s/ Laura Conway
                                ---------------------------------------------
                                Name: Laura Conway
                                Title:  Vice President

                             FIRSTAR BANK, N.A.


                             By /s/ David J. Dannemiller
                                ---------------------------------------------
                                Name: David J. Dannemiller
                                Title:  Vice President

                             FIRSTMERIT BANK, N.A.


                             By /s/ Keith J. Comtois
                                ---------------------------------------------
                                Name: Keith J. Comtois
                                Title:  Vice President

                             FIRST UNION NATIONAL BANK


                             By /s/ Mark B. Felker
                                ---------------------------------------------
                                Name: Mark B. Felker
                                Title:  Senior Vice President

                             U.S. BANK, N.A.


                             By /s/ Carol A. Morse
                                ---------------------------------------------
                                Name: Carol  A. Morse
                                Title:  Senior Vice President

                          EXHIBIT A TO THIRD AMENDMENT
                          ----------------------------

                                    EXHIBIT C
                                    ---------

                               TO CREDIT AGREEMENT
                               -------------------


                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------


Bank of America, N.A.,
as Agent for the Lenders party to the Credit
Agreement referred to below
231 South LaSalle Street
Chicago, Illinois  60697

Attn:

Ladies and Gentlemen:

         This certificate is furnished to you by Century Business Services, Inc. (the "Company"), pursuant to Section 7.02(b) of that certain Amended and Restated Credit Agreement, dated as of October 3, 1997, as amended and restated as of August 10, 1998 and as amended and restated as of August 24, 1999, among the Company, the financial institutions party thereto (the "Lenders"), and Bank of America, N.A., as agent for such Lenders (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), concurrently with the delivery of the financial statements required pursuant to SECTION 7.01 [(a)][(b)] of the Credit Agreement. Terms not otherwise defined herein are used herein as defined in the Credit Agreement.

         The undersigned, on behalf of the Company, hereby certifies that:

         (A) no Default or Event of Default has occurred and is continuing, except as described in ATTACHMENT 1 hereto;

         (B) the financial data and computations set forth in Schedule 1 below, evidencing compliance with the covenants set forth in [SECTIONS 8.01(i), (j) and
(m), 8.02, 8.05(d), 8.15, 8.16, 8.17, and 8.18](1) of the Credit Agreement, are
true and correct as of ________________, ____(2) (the "Computation Date");

         (C) if the financial statements of the Company being concurrently delivered were not prepared in accordance with GAAP, ATTACHMENT 2 hereto sets forth any derivations required to conform the relevant data in such financial statements to the computations set forth below; and



----------

(1) Insert Section numbers as appropriate. Section 8.18 is computed on a monthly basis.

(2) The last day of the accounting period for which financial statements are being concurrently delivered.

         (D) during the preceding 12 month period there has been a ___% turnover in Key Management.

         The foregoing certifications, together with the computations set forth in SCHEDULE 1 hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of this _____ day of ___________, ____.


                         CENTURY BUSINESS SERVICES, INC.


                          By:
                                -----------------------------------------------
                          Name:
                                -----------------------------------------------
                          Its:                                (3)
                                -----------------------------------------------



----------

(3)  To be executed by a Responsible Officer of the Company.

                                   SCHEDULE 1
                                   ----------

                                  COMPUTATIONS

I.       SECTION 8.01 LIENS

         A.       Clauses (a), (i) and (j)
                  1.       Aggregate amount of Indebtedness permitted to be secured:               $_________(4)
                  2.       Actual amount of Indebtedness secured as of the date of determination:
                           - Attributable to 8.01(a):                                              $_________
                           - Attributable to 8.01(i):                                              $_________
                           - Attributable to 8.01(j):                                              $_________
                                                                                                   $_________

         B.       CLAUSE (m)

                  1.       Aggregate amount of obligations permitted to be secured:
                                                                                                   $1,000,000
                  2.       Actual amount of obligations secured as of the date of determination:
                                                                                                   $_________

II.      SECTION 8.02 DISPOSITION OF ASSETS

         A.       Aggregate amount permitted during the immediately preceding twelve month
                  period:                                                                          $_________(5)
         B.       Actual amount during the immediately preceding twelve month period:              $_________
         C.       Aggregate amount permitted from August 24, 1999:                                 $_________(6)
         D.       Actual amount from August 24, 1999:                                              $_________

III.     SECTION 8.05 INDEBTEDNESS

         A.       CLAUSE (d)

                  1.        Aggregate principal amount of Indebtedness permitted:                  $_________

----------

(4) Insert amount equal to 3% of total tangible assets as of the end of the most recent fiscal quarter.

(5) Insert amount equal to 5% of net tangible assets as of the end of the most recent fiscal quarter.

(6)  Insert amount equal to 15% of net tangible assets as of the Closing Date.



                  2.       Actual amount of Indebtedness as of the date of determination:
                           - Attributable to 8.01(a):                                              $_________
                           - Attributable to 8.01(i):                                              $_________
                           - Attributable to 8.01(j):                                              $_________
                           - Attributable to Section 8.05(d):                                      $_________
                                                                                                   $_________
IV.      SECTION 8.15 MINIMUM NET WORTH

         1.       Required Net Worth:
                  (a)      Base Amount:                                                            $512,000,000
                  (b)      70% of the Company's Positive Net Income for each fiscal quarter        $_________
                           ending after June 30, 2000:
                  (c)      100% of the net cash and non-cash proceeds of any equity securities
                           issued by the Company after September 22, 2000;                         $_________
                  (d)      The sum of (a) PLUS (b) PLUS (c):                                       $_________

V.       SECTION 8.16 LEVERAGE RATIO

         Period: Twelve months ended ____________ ___, ______.
         1.       Required:                                                                        2.5:1.0
         2.       Actual:                                                                          ______:__
                  (a)      Consolidated Indebtedness as of the end of the period referred to
                           above:                                                                  $_________
                           - Attributable to the fiscal quarter ended:
                               - _____________:                                                    $_________
                               - _____________:                                                    $_________
                               - _____________:                                                    $_________
                               - _____________:                                                    $_________

                  (b)      EBITDA for the period referred to above:                                $_________
                           - Attributable to Insurance Subsidiaries:                               $_________
                           - Attributable to the fiscal quarter ended:
                               - _____________:                                                    $_________
                               - _____________:                                                    $_________
                               - _____________:                                                    $_________
                               - _____________:                                                    $_________

                  (c)      Ratio of (a) TO (b):                                                    ______:1.0
                                        --

VI.      SECTION 8.17 INTEREST COVERAGE RATIO

         Period: Twelve months ended ____________ ___, _____.
         1.       Required:                                                                        ______:1.0
         2.       Actual:



                  (a)      EBIT for the period referred to above:                                  $_________
                           - Attributable to Insurance Subsidiaries                                $_________
                  (b)      Consolidated Interest Expense for the period referred to above:         $_________
VII.     SECTION 8.18 ELIGIBLE RECEIVABLES RATIO

         Period: Month ended ____________ ___, _____.
         1.       Required:                                                                        ______:1.0
         2.       Actual:
                  (a)      Trade  Receivables  (less than or equal to 90 or 120 days, as provided  $_________
                           in the definition "ELIGIBLE RECEIVABLES")
                  (b)      Work-in-progress (less than or equal to 90 or 120 days, as provided     $_________
                           in the definition "ELIGIBLE RECEIVABLES")
                  (c)      The sum of (a) plus (b)                                                 $_________
                  (d)      Outstanding Principal of Loans                                          $_________
                  (e)      Ratio of (c) to (d)                                                     ______:1.0

                                  ATTACHMENT 1
                                  ------------


                DESCRIPTION OF ANY DEFAULTS OR EVENTS OF DEFAULT
                ------------------------------------------------

                                  ATTACHMENT 2
                                  ------------


           DERIVATIONS REQUIRED TO CONFORM RELEVANT DATA IF FINANCIAL
              STATEMENTS WERE NOT PREPARED IN ACCORDANCE WITH GAAP
              ----------------------------------------------------






























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